As filed with the Securities and Exchange Commission on September 28, 2007           Registration No. 333-09778

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RHODIA

(Exact Name of issuer as specified in its charter)

French Republic		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Immeuble Coeur Défense – Tour A 110, Esplanade Charles de Gaulle 92400 Courbevoie, France (Address of principal executive offices)

Savings Plus Plan for Rhodia Inc. & Rhône-Poulenc AG Company Inc.

(Full title of the Plan)

Rhodia Inc.
8 Cedar Brook Drive
Cranbury, NJ 08512

(Name and address of agent for service)

Telephone number, including area code, of agent for service:  908-203-2862

Savings Plus Plan for Rhodia Inc. & Rhône-Poulenc AG Company Inc.

(Full title of the Plan)

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to the Form S-8 registration statement (File No. 333-09778) (the “Registration Statement”) filed with the Securities and Exchange Commission on December 24, 1998, Rhodia (the “Company” or the “Registrant”) registered ordinary shares of Rhodia (the “Securities”) to be offered pursuant to the Savings Plus Plan for Rhodia Inc. & Rhône-Poulenc AG Company Inc.

Pursuant to the undertaking by the Registrant contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement to deregister all of the Securities originally registered thereby which remain unsold as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on the 28th day of Septemer, 2007.

RHODIA

By:	/s/ Jean-Pierre Clamadieu

Name:	Jean-Pierre Clamadieu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Pierre Clamadieu	Chief Executive Officer, Director
Jean-Pierre Clamadieu		September 28, 2007

/s/ Pascal Bouchiat	Chief Financial Officer
Pascal Bouchiat		September 28, 2007

/s/ Emmanuelle Vendeuvre	Financial Controller (Principal Accounting Officer)
Emmanuelle Vendeuvre		September 28, 2007

/s/ Yves-Rene Nanot	Chairman of the Board of Directors, Director
Yves-Rene Nanot		September 28, 2007

/s/ Aldo Cardoso	Director
Aldo Cardoso		September 28, 2007

Director
Pascal Colombani		September 28, 2007

/s/ Jérôme Contamine	Director
Jérôme Contamine		September 28, 2007

/s/ Michel de Fiabiani	Director
Michel de Fabiani		September 28, 2007

/s/ Jacques Kheliff	Director
Jacques Kheliff		September 28, 2007

/s/ Olivier Legrain	Director
Olivier Legrain		September 28, 2007

/s/ Pierre Lévi	Director
Pierre Lévi		September 28, 2007

/s/ Francis Mer	Director
Francis Mer		September 28, 2007

/s/ Hubertus Sulkowski	Director
Hubertus Sulkowski		September 28, 2007

/s/ James Harton	Authorized U.S. Representative
James Harton		September 28, 2007